                               SERVICES AGREEMENT

               THIS SERVICES AGREEMENT is entered into on, and effective as of, July 1, 2000 (the "Effective Date") by and among DIAMOND SHAMROCK REFINING AND MARKETING COMPANY, a Delaware corporation ("DSRMC"), SHAMROCK LOGISTICS, L.P. (the "Partnership"), SHAMROCK LOGISTICS OPERATIONS, L.P. (the "Operating Partnership"), and their general partner RIVERWALK LOGISTICS, L.P. (the "General Partner"), all Delaware limited partnerships (collectively, the "Partnership Entities"), and Riverwalk Logistics, L.P.'s general partner, SHAMROCK LOGISTICS GP, LLC ("Shamrock GP"). The Partnership Entities and the General Partner will sometimes be referred to herein as the "Entities".

                                R E C I T A L S:

               WHEREAS, Shamrock GP, as the general partner of the General Partner, manages all activities of the Partnership Entities;

               WHEREAS, DSRMC will provide, and will cause certain of DSRMC's Affiliates (including, but not limited to, the Affiliates listed on Exhibit A hereto) to provide, on behalf of Shamrock GP, certain services to the Entities, for which they will be compensated as provided herein; and

               WHEREAS, DSRMC and the Entities desire by their execution of this Agreement to evidence their understanding concerning the provision of those services by DSRMC to the Entities;

               NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1.     SERVICES.

               (i) CORPORATE, GENERAL, AND ADMINISTRATIVE SERVICES. During the term of this Agreement, in consideration for the fee set forth in Section 4(i) herein, DSRMC agrees to provide, or cause certain of its Affiliates (including, but not limited to, those listed on Exhibit A hereto) to provide to the Entities the services set forth on EXHIBIT B hereto (the "Corporate, General, and Administrative Services").

               (ii) OTHER SERVICES. During the term of this Agreement, in consideration for reimbursement as set forth in Section 4(ii) herein, DSRMC agrees to provide, or cause certain of its Affiliates (including, but not limited to, those listed on Exhibit A hereto) to provide to the Entities the services and personnel necessary to operate and maintain the Entities and their assets, relating to the items set forth on EXHIBIT C hereto (the "Other Services" and, together with the Corporate, General, and Administrative Services, the "Services").

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               (iii)  USE OF THIRD-PARTY SERVICE PROVIDERS. DSRMC may cause one or more third party contractors to provide any of the Other Services (with any such Other Services so provided by a third party contractor being referred to herein as an "Outsourced Service"); PROVIDED, HOWEVER, that (a) any Outsourced Service provided solely for the benefit of the Entities shall require approval by the General Partner, and (b) except as expressly provided in this Agreement, any Outsourced Services shall be subject to the provisions of this Agreement the same way an Other Service that is not an Outsourced Service is subject to the provisions of this Agreement. If, from time to time, DSRMC determines to publish a request for proposal for a third party to provide as Outsourced Services any one or more of the Other Services then being provided under this Agreement, DSRMC shall give the Entities at least ten days prior written notice of such decision and shall promptly advise the Entities of the terms of any winning bid. The Entities shall hold confidential the terms of any proposal disclosed to them pursuant to the foregoing sentence. The Entities shall advise DSRMC in writing within seven business days after receipt of notice of the terms whether or not the Entities desire to participate in the Outsourced Services at the level of service set out in the winning bid (the "Agreed Level of Service") and, in the case of an Outsourced Service provided solely for the benefit of the Entities
(a "Direct Outsourced Service"), that the General Partner, on behalf of the Entities, has approved the contractor and the terms and conditions of such Outsourced Service. In the case of a Direct Outsourced Service, the General Partner has the option to contract directly with the provider of such Direct Outsourced Service. In the event the Entities decide to terminate the Other Service contemplated to become an Outsourced Service, such Other Service shall be terminated effective as of the effective date of the new contract between DSRMC (or any of its Affiliates, as applicable) and the third party providing the Other Service. If the Entities desire to continue to be provided with such Other Service, they shall be obligated to reimburse DSRMC (or any of its Affiliates, as applicable) for their proportionate share of the costs incurred by DSRMC (or any of its Affiliates, as applicable) under the agreement between DSRMC (or any of its Affiliates, as applicable) and the third party provider of the Outsourced Service (up to the Agreed Level of Service). No agreement entered into by DSRMC (or any of its Affiliates, as applicable) after the Effective Date shall give to any third party a preferential right to provide the Entities with services following the expiration of this Agreement.

               2.     CANCELLATION OR REDUCTION OF SERVICES.

               Except as provided below in this Section 2, the Entities may terminate or reduce the level of any Other Service on 30 days' prior written notice to DSRMC; provided that if the provisions of any third party agreement for an Outsourced Service require more than 30 days' prior written notice for the termination of such agreement, the Entities shall be required to provide the same notice as required in such agreement. Should the Entities terminate any Other Service being provided hereunder, DSRMC shall have no liability to the Entities for the Entities' failure or inability to replace such terminated Other Services except that no Direct Charges (as defined in Section 4(ii)) shall be incurred (or the amount of the Direct Charges in respect of the Services shall be reduced in the case of a reduction in the level of Service) pursuant to
Section 4(ii). Further, if the Entities terminate any Other Service, the Entities agree that DSRMC shall not be required to provide the terminated Other Service to the Entities in the future.

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               3.     NATURE/QUALITY OF SERVICES. The nature and quality of the
Services shall be substantially identical to those provided to other subsidiaries and Affiliates of DSRMC. Outsourced Services will be of the nature and quality provided in the agreement with the third party provider.

               4.     PAYMENT.

               (i) CORPORATE, GENERAL, AND ADMINISTRATIVE SERVICES. In consideration of the Corporate, General, and Administrative Services, the General Partner shall pay DSRMC $5,200,000 annually (the "Administrative Fee"), which amount shall be paid in twelve equal monthly installments in arrears, the first such payment being made with respect to the month ended July 31, 2000; provided, however, that the Administrative Fee may be increased at the request of DSRMC and subject to the approval and consent of the Conflicts Committee of Shamrock GP, as follows:

               (a) for each year during the term of this agreement, beginning with the year that starts on the first anniversary of the Effective Date, an increase not to exceed 1.5% per year plus an additional percentage not to exceed the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical published by the United States Department of Labor Bureau of Labor Statistics for the preceding calendar year; and

               (b) in connection with expansions of the Partnership's operations through acquisition or construction of new assets that require additional Corporate, General, and Administrative Services.

               The Administrative Fee shall be decreased (a) on a pro rata basis if one or more of the Corporate, General, and Administrative Services are for any reason no longer provided under this Agreement, whether on a temporary or permanent basis, for such time as such Services are not provided or (b) if the level of any Corporate, General and Administrative Service is reduced for any reason.

               (ii) OTHER SERVICES. In consideration of the Other Services, the General Partner Partnership shall reimburse DSRMC for (i) all out-of-pocket expenses incurred by DSRMC exclusively to provide the Other Services to the Entities, (ii) the actual cost of any item purchased by DSRMC exclusively for the use of the Entities, and (iii) all expenses actually incurred by DSRMC for Outsourced Services and allocable to the Entities consistent with Section 1(iii) of this Agreement (the amounts referred to in (i), (ii), and (iii) being collectively referred to as the "Direct Charges"); provided, however, that in no event shall Direct Charges include expenses or costs incurred for the provision of Corporate, General, and Administrative Services, and provided further that the General Partner shall not be invoiced for or required to pay Direct Charges in connection with an Other Service that is not being provided under this Agreement for any reason, whether on a temporary or permanent basis, for such time as such Other Services are not provided.

        (iii) TAXES. If the compensation for the Services does not include sales, use, excise, value added or similar taxes, if any such taxes are imposed on the Services, and if under

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applicable laws any such taxes are to be collected and remitted to the appropriate authorities by DSRMC, the General Partner shall pay or reimburse DSRMC for any such taxes.

               5.     INVOICING FOR DIRECT CHARGES.

               (i) DSRMC shall invoice, or cause its Affiliates to invoice, the General Partner on the last business day of each month for all Direct Charges with respect to the preceding month and any adjustments that may be necessary to correct prior invoices. All invoices shall reflect in reasonable detail a description of the Other Services performed during the preceding month, and shall be due and payable within 30 days of the date of the invoice. In the event of default in payment by the General Partner, upon 30 days' written notice to the General Partner, delivered as provided below, DSRMC may terminate this Agreement as to those Other Services which relate to the unpaid portion of the invoice if it has not received payment within such 30 days. In the event of a dispute as to the propriety of invoiced amounts (a "Dispute"), the General Partner shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify DSRMC within 10 business days from receipt of the disputed invoice of the disputed amount and the reasons each such charge is disputed. DSRMC shall provide the General Partner with records relating to the disputed amount so as to enable the parties to resolve the Dispute. If the Dispute cannot be resolved by mutual agreement of the Chief Financial Officer of DSRMC and the Chief Financial Officer of Shamrock GP within 15 days of DSRMC's receiving such notification, any party may initiate arbitration proceedings in the manner provided for by Section 5(iii). So long as the parties are attempting in good faith to resolve the Dispute, DSRMC shall not be entitled to terminate the Other Services related to and by reason of the disputed charge.

               (ii) Any statement or payment not disputed in writing by either party within one year of the date of such statement or payment shall be considered final and no longer subject to adjustment. The General Partner shall not be obligated to pay for any Direct Charges for which statements for payment are submitted more than one year after the termination of this Agreement.

               (iii) Resolution of Disputes shall be exclusively governed by and settled in accordance with the provisions of this Section 5(iii); PROVIDED HOWEVER, that nothing contained herein shall preclude any party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief, in each case to preserve the status quo, pending resolution of Disputes hereunder. DSRMC or any of the Entities may commence proceedings hereunder by delivering written notice to the other party expressly requesting arbitration hereunder after a Dispute has remained unresolved for the period of time specified under
Section 5(i) hereof. The parties hereby agree to submit all Disputes to arbitration hereunder, which arbitration shall be final, conclusive, and binding upon the parties, their successors and assigns. The arbitration shall be conducted in San Antonio, Texas by a sole arbitrator selected by mutual agreement of the parties not later than ten (10) days after delivery of such notice, or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time ("AAA Rules"). The arbitrators shall be generally knowledgeable about the pipeline and terminal operating industry and the nature of the issues to be arbitrated and shall be qualified by education, experience, and training to render a decision upon the issues to be arbitrated. If the arbitrator selected becomes unable to serve, his or her successor shall be similarly selected or appointed. The arbitration shall be conducted in accordance with the AAA Rules to the extent such rules do not conflict with the terms of this agreement. Notwithstanding the foregoing: (i) each party shall have the right to audit the books and records of any other party that are reasonably related to a Dispute; (ii) each party shall provide to the other parties involved in a Dispute, reasonably in advance of any hearing, copies of all documents which such party intends to present at such hearing; and
(iii) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact, and depositions, the nature and extent of which discovery shall be determined by the arbitrator, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Any party may, at its expense, make a stenographic record thereof. The arbitrator shall complete all hearings not later than sixty days after his or her selection or appointment and shall make a final award not later than thirty days thereafter. All claims presented for arbitration shall be particularly identified, and the parties to the arbitration shall each prepare a written statement of their position and their proposed course of action. These written statements of positions and proposed courses of action shall be submitted to the arbitrator. In making his or her decision, the arbitrator must accept in its entirety the position of one party or the other and make an arbitration award based on that party's proposed course of action. The arbitrator shall not be empowered in reaching his or her decision to equitably adjust the scope of the written statements. All costs and expenses of arbitration, including the fees and expenses of the arbitrator or of any experts, shall be borne equally between the prevailing and non-prevailing party, except that each party shall pay all of its respective attorney's fees, consultant's fees, and other costs of participating in the Arbitration proceeding. Notwithstanding the foregoing, in no event may the arbitrator award multiple, punitive, or exemplary damages. Any arbitration award shall be binding and enforceable against each party involved in the Dispute and judgment may be entered thereon in any court of competent jurisdiction. Payment of any such award shall be made within five (5) business days of the arbitrator's decision.

               6. INPUT FROM ENTITIES. Any input necessary for DSRMC or any third party provider to perform any Services shall be submitted by the Entities in a manner consistent with the practices utilized during the one year period prior to the Effective Date, which manner shall not be altered except by mutual written agreement of the parties. Should the Entities' failure to supply such input render performance of any Services by or on behalf of DSRMC unreasonably difficult, DSRMC, upon reasonable notice, may provide a lesser quality of Services or refuse to perform such Services.

               7. ENTITIES ARE SOLE BENEFICIARIES. The Entities acknowledge that the Services shall be provided only with respect to their business as currently operated or as mutually agreed by the parties hereto. The Entities shall not request performance of any Services for the benefit of any entity other than themselves. The Entities represent and agree that they will use the Services only in accordance with all applicable federal, state, and local laws and regulations and communications and common carrier tariffs, and in accordance with the reasonable conditions, rules, regulations, and specifications which may be set forth in any manuals, materials, documents, or instructions furnished from time to time by DSRMC to the

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Entities. DSRMC reserves the right to take all actions, including termination of any Services, that DSRMC reasonably believes to be necessary to assure compliance with applicable laws, regulations, and tariffs. DSRMC will notify the Entities of the reasons for any such termination of Services.

               8.     LIMITED WARRANTY, LIMITATION OF LIABILITY.

               DSRMC represents that it will provide or cause the Services to be provided to the Entities with reasonable care and in accordance with all applicable laws, rules, and regulations, including without limitation those of the Federal Energy Regulatory Commission. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE AND IN SECTION 3, ALL PRODUCTS OBTAINED FOR THE ENTITIES ARE AS IS, WHERE IS, WITH ALL FAULTS. DSRMC MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES RENDERED OR PRODUCTS OBTAINED FOR THE ENTITIES. FURTHERMORE, THE ENTITIES MAY NOT RELY UPON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE MADE TO DSRMC BY ANY PARTY (INCLUDING, AN AFFILIATE OF DSRMC) PERFORMING SERVICES ON BEHALF ON DSRMC HEREUNDER, UNLESS SUCH PARTY MAKES AN EXPRESS WARRANTY TO SHAMROCK GP OR THE PARTNERSHIP ENTITIES. HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE ENTITIES, IF THE THIRD PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO ANY OF THE ENTITIES, THE ENTITIES ARE ENTITLED TO CAUSE DSRMC TO RELY ON AND TO ENFORCE SUCH WARRANTY.

               IT IS EXPRESSLY UNDERSTOOD BY THE ENTITIES THAT DSRMC AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR THE FAILURE OF THIRD PARTY PROVIDERS TO PERFORM ANY SERVICES HEREUNDER AND FURTHER THAT DSRMC AND ITS AFFILIATES SHALL HAVE NO LIABILITY WHATSOEVER FOR THE SERVICES PROVIDED BY ANY SUCH THIRD PARTY UNLESS IN EITHER EVENT SUCH SERVICES ARE PROVIDED IN A MANNER WHICH WOULD EVIDENCE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF DSRMC OR ITS AFFILIATES BUT DSRMC SHALL, ON BEHALF OF THE PARTNERSHIP, PURSUE ALL RIGHTS AND REMEDIES UNDER ANY SUCH THIRD PARTY CONTRACT. THE ENTITIES AGREE THAT THE REMUNERATION PAID TO DSRMC HEREUNDER FOR THE SERVICES TO BE PERFORMED REFLECT THIS LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES. IN NO EVENT SHALL DSRMC BE LIABLE TO THE ENTITIES OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICES OR FROM THE BREACH OF THIS AGREEMENT, REGARDLESS OF THE FAULT OF DSRMC, ANY DSRMC AFFILIATE, OR ANY THIRD PARTY PROVIDER OR WHETHER DSRMC, ANY DSRMC AFFILIATE, OR THE THIRD PARTY PROVIDER ARE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY

NEGLIGENT. TO THE EXTENT ANY THIRD PARTY PROVIDER HAS LIMITED ITS LIABILITY TO DSRMC OR ITS AFFILIATE FOR SERVICES UNDER AN OUTSOURCING OR OTHER AGREEMENT, THE ENTITIES AGREE TO BE BOUND BY SUCH LIMITATION OF LIABILITY FOR ANY PRODUCT OR SERVICE PROVIDED TO THE ENTITIES BY SUCH THIRD PARTY PROVIDER UNDER DSRMC'S OR SUCH AFFILIATE'S AGREEMENT.

               9.     FORCE MAJEURE.

               DSRMC SHALL HAVE NO OBLIGATION TO PERFORM OR CAUSE THE SERVICES TO BE PERFORMED IF ITS FAILURE TO DO SO IS CAUSED BY OR RESULTS FROM ANY ACT OF GOD, GOVERNMENTAL ACTION, NATURAL DISASTER, STRIKE, FAILURE OF ESSENTIAL EQUIPMENT OR ANY OTHER CAUSE OR CIRCUMSTANCE BEYOND THE REASONABLE CONTROL OF DSRMC, OR, IF APPLICABLE, ITS AFFILIATES OR THIRD PARTY PROVIDERS OF SERVICES TO DSRMC ("EVENT OF FORCE MAJEURE"). DSRMC WILL NOTIFY THE ENTITIES OF ANY EVENT OF FORCE MAJEURE. DSRMC AGREES THAT UPON RESTORING THE SERVICE FOLLOWING ANY EVENT OF FORCE MAJEURE, DSRMC WILL ALLOW THE ENTITIES TO HAVE EQUAL PRIORITY WITH DSRMC AND ITS AFFILIATES, IN ACCORDANCE WITH PRIOR PRACTICE, WITH RESPECT TO ACCESS TO THE RESTORED SERVICE.

               10.    SEVERABILITY.

               In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void and the remainder of the Agreement will be binding on the parties as if the unenforceable provisions had never been contained herein.

               11.    ASSIGNMENT.

               Except for the ability of DSRMC to cause one or more of the Services to be performed by a third party provider (subject to the terms of this Agreement), no party shall have the right to assign its rights or obligations under this Agreement without the consent of the other party.

               12.    ENTIRE AGREEMENT, SUPERSEDURE.

               This Agreement constitutes the entire agreement of the parties relating to the performance of the Services; all prior or contemporaneous written or oral agreements are merged herein; this Agreement may not be changed except by a writing signed by both parties.

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               13.    CHOICE OF LAW.

               This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

               14.    AMENDMENT OR MODIFICATION.

               This Agreement may be amended or modified from time to time only by a written amendment signed by the Entities and DSRMC; provided however that the Partnership and the Operating Partnership may not, without the prior approval of the Conflicts Committee of Shamrock GP, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the Holders of the Common Units.

               15.    NOTICES.

               Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telegram or telecopier, as follows:

                      If to DSRMC:

                      Diamond Shamrock Refining and Marketing Company P.O. Box 696000
                      San Antonio, TX  78269-6000
                      Attention:  Legal Department
                      Telecopy: (210)592-2202

                      If to the Entities:

                      Shamrock Logistics GP, LLC
                      P.O. Box 696000
                      San Antonio, TX  78269-6000
                      Attention:  President
                      Telecopy: (210)592-2202

               Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

               16.    FURTHER ASSURANCES.

In connection with this Agreement and all transactions contemplated by this Agreement each signatory party hereto agrees to execute and deliver such additional documents and instruments

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as may be required for DSRMC to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement.

               17.    DESIGNATED CONTACT PERSON.

               Without limiting the obligations of the parties hereto with respect to the delivery of notices, requests or consents pursuant to sections 14 and 15, DSRMC hereby designates the Corporate Secretary of Ultramar Diamond Shamrock Corporation (phone no. (210) 592-4516) as a person with whom representatives of the Entities may communicate regarding any Services to be performed hereunder. The Entities hereby designate the Vice President-Operations of Shamrock GP (phone no. (210) 592-2000) as its designated person with whom DSRMC may communicate regarding any problems or other matters that DSRMC may have in providing any Service hereunder by itself or any third party provider.

               18.    ACKNOWLEDGMENT REGARDING CERTAIN PROVISIONS.

               EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES
(a) THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT, (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING THE EXECUTION OF THIS AGREEMENT AND HAS RECEIVED THE COUNSEL IN CONNECTION WITH ENTERING INTO THIS AGREEMENT, AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT PROVIDE FOR THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES ATTRIBUTABLE TO THE MATTERS COVERED BY THIS AGREEMENT THAT SUCH PARTY WOULD OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT "CONSPICUOUS".

               19. DEFINITIONS. The following terms shall have the indicated meanings for the purposes of this Agreement:

               "Affiliate" shall have the meaning attributed to such term in the Master Partnership Agreement; provided, however, that for the purposes of this Agreement neither Shamrock GP, the General Partner, the Partnership, the Operating Partnership, nor any Person controlled by the Partnership or the Operating Partnership (as the term "control" is used in the definition of "Affiliate" in the Partnership Agreement) shall be deemed to be an Affiliate of DSRMC.

               "Common Units" shall mean limited partnership interests that have been so designated under the terms of the Master Partnership Agreement.

               "Master Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be hereafter amended or restated.

               20. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no limited partner, assignee or other person shall have the right, separate and apart from Shamrock GP and the General Partner, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

               21. DURATION; TERMINATION. This Agreement shall terminate upon the eighth anniversary of the Effective Date (the "Initial Term"); provided that this Agreement shall automatically continue for successive two year terms after the Initial Term unless or until one year's advance notice is given to terminate this Agreement is given by DSRMC or the General Partner, in which case this agreement shall terminate one year after such notice is delivered. Notwithstanding the foregoing, the General Partner (a) may terminate the provision of one or more Other Services or reduce the level of one or more Other Services in accordance with the provisions of Section 2 hereof and (b) shall have the right at any time to terminate this Agreement by giving written notice to DSRMC, and in such event this Agreement shall terminate one hundred and eighty (180) days from the date on which such notice is given.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers on the date first above written.

                                       DIAMOND SHAMROCK REFINING AND MARKETING
                                       COMPANY, ON BEHALF OF ITSELF AND ITS
                                       AFFILIATES LISTED ON SCHEDULE A

                                       By:  /s/ Robert S. Shapard
                                          --------------------------------------
                                       Name:  Robert S. Shapard
                                       Title: Executive Vice President and CFO

                                       SHAMROCK LOGISTICS, L.P.

                                            BY: RIVERWALK LOGISTICS, L.P.,
                                                its General Partner

                                               BY: SHAMROCK LOGISTICS GP, LLC,
                                                   its General Partner

                                                  By: /s/ Curtis V. Anastasio
                                                     ---------------------------
                                                  Name: Curtis V. Anastasio
                                                  Title: President and CEO

                                       SHAMROCK LOGISTICS OPERATIONS, L.P.

                                            BY: RIVERWALK LOGISTICS, L.P.,
                                                its General Partner

                                               BY: SHAMROCK LOGISTICS GP, LLC,
                                                   its General Partner

                                                  By:  /s/ Curtis V. Anastasio
                                                     ---------------------------
                                                  Name: Curtis V. Anastasio
                                                  Title: President and CEO

                                       RIVERWALK LOGISTICS, LP

                                            BY: SHAMROCK LOGISTICS GP, LLC,
                                                  its General Partner

                                               By: /s/ Curtis V. Anastasio
                                                  ------------------------------
                                               Name: Curtis V. Anastasio
                                               Title: President and CEO

                                       SHAMROCK LOGISTICS GP, LLC,

                                       By:  /s/ Curtis V. Anastasio
                                          --------------------------------------
                                       Name: Curtis V. Anastasio
                                       Title: President and CEO

                                    EXHIBIT A

Diamond Shamrock Refining Company, L.P.
Sigmor Corporation
TPI Pipeline Corporation
The Shamrock Pipe Line Corporation

                                    EXHIBIT B

CORPORATE, GENERAL AND ADMINISTRATIVE SERVICES

Aviation and Travel Services
Corporate Development
Data Processing and Information Technology Services
Financial Accounting and Reporting
Foreign Trade Zone Reporting and Accounting
Group Accounting
Health and Safety Services
Human Resources Services
   Benefits
   Benefit Accounting
   Benefit Plans
   Retirement Plans
   401(k) Savings Plans
   Payroll Services
   Training Services
Internal Audit
Legal
   General Litigation Support
   General Corporate
   Corporate Secretary
   Tariff Maintenance
Office Services
   Mail Center
   Health Club
   Building and Office Maintenance
Purchasing/Fleet Management
Records Management
Real Estate Management
Risk and Claims Management Services
Security Services
Shareholder, Investor, Public, and Government Relations
Tax Accounting
Treasury & Banking
   Finance Services
   Cash Management
   Credit Services

                                    EXHIBIT C

Other Services

Costs incurred in the Pipeline and Terminal Operating and Maintenance Departments include the following:

      -  Construction
      -  Safety
      -  Engineering
      -  Right of Way
      -  Corrosion Control
      -  SCADA and Automation
      -  Control Centers
      -  Product and Crude Administration
      - In addition to the above departments, there are direct operating personnel that operating the individual pipelines and terminals.

Costs incurred in the Operations and Maintenance of the Pipelines and Terminals include the following:

- Salary, Wages and Benefits Costs for Employees devoted to the operation and maintenance of the MLP assets. Including the following:
   -Gross payroll, including bonuses
   -FICA
   -Vacation pay
   -Sick pay
   -Life insurance
   -Disability insurance
   -401(k) matching contribution costs (qualified and non-qualified plans) -Defined benefit pension costs
   -Post retirement health and medical costs

-  Insurance Costs for the following insurance coverages:
   -General liability
   -Automobile liability
   -Comprehensive liability
   -Excess liability
   -Property
   -Directors & Officers

- Incidental Costs incurred by the MLP or Employees devoted to the operation and maintenance of the MLP assets.